EXHIBIT 5.2

January 18, 2012

Vanguard Natural Resources, LLC
5847 San Felipe, Suite 3000
Houston, Texas 77057

Ladies and Gentlemen:

We have acted as special Kentucky and Tennessee counsel for Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), with respect to certain legal matters in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company, VNR Finance Corp., a Delaware corporation (“Finance”), Trust Energy Company, a Kentucky limited liability company (“TEC”), Vanguard Natural Gas, LLC, a Kentucky limited liability company (“VNG” and, together with TED, the “Kentucky Guarantors”), Ariana Energy, LLC, a Tennessee limited liability company (“AE”), VNR Holdings, LLC, a Delaware limited liability company (“Holdings”), Encore Energy Partners GP LLC, a Delaware limited liability company (“EEP GP”), Encore Energy Partners LP, a Delaware limited partnership (“EEP LP”), Encore Energy Partners Finance Corporation, a Delaware corporation (“Finance”), Encore Energy Partners Operating LLC, a Delaware limited liability company (“Operating”), Encore Clear Fork Pipeline LLC, a Delaware limited liability company (“Pipeline”) and Vanguard Permian, LLC, a Delaware limited liability company (“Permian” and, together with Holdings, EEP GP, EEP LP, Finance, Operating and Pipeline, the “Delaware Guarantors”) with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of:

(i)    common units representing limited liability company interests in the Company (the “Units”);

(ii)   debt securities, which may be co-issued by Finance, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and

Vanguard Natural Resources, LLC
January 18, 2012

(iii) guarantees of the Debt Securities by the Delaware Guarantors (the “Delaware Guarantees”), the Kentucky Guarantors (the “Kentucky Guarantees”), and AE (the “Tennessee Guarantee” and, together with the Delaware Guarantees and the Kentucky Guarantees, the “Guarantees”).

The Units, Debt Securities and Guarantees are collectively referred to herein as the “Securities.”

We have examined (i) the Registration Statement, including the Prospectus contained in the Registration Statement (the “Prospectus”), (ii) the form of Senior Indenture (the “Senior Indenture”) incorporated by reference in the Registration Statement, (iii) the form of Subordinated Indenture (the “Subordinated Indenture”, together with the Senior Indenture, the “Indentures”) incorporated by reference in the Registration Statement, (iv) the formation documents and agreements of each of Kentucky Guarantors and AE (collectively, the “KY & TN Subsidiary Guarantors”) and (v) such other documents as we have deemed necessary or appropriate for purposes of this opinion.  In addition, we have reviewed certain certificates of officers of the Company and the KY & TN Subsidiary Guarantors and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

In connection with this opinion, we have assumed that:

1.            The Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

2.            A Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

3.            The Indentures relating to the Debt Securities will each be duly authorized, executed and delivered by the parties thereto.

4.            All Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

Vanguard Natural Resources, LLC
January 18, 2012

5.            A definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

6.            Any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing, we are of the opinion that:

With respect to the Guarantees, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Company, Finance, the Delaware Guarantors, and the KY & TN Subsidiary Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (iii) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company, Finance, the Delaware Guarantors and the KY & TN Subsidiary Guarantors, as applicable, upon payment of the consideration thereof or provided for therein, the Kentucky Guarantees and the Tennessee Guarantee will constitute valid and legally binding obligations of the KY & TN Subsidiary Guarantors, as applicable, enforceable against the KY & TN Subsidiary Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity, whether asserted at law or in equity.

The opinions expressed herein are qualified in the following respects:

1.            We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

Vanguard Natural Resources, LLC
January 18, 2012

2.            This opinion is limited in all respects to the laws of the Commonwealth of Kentucky and the State of Tennessee, including the applicable statutory provisions to these laws, the rules and regulations underlying such provisions and the applicable judicial and regulatory determinations interpreting these laws.  We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

3.            We express no opinion as to provisions of the Guarantees that (a) bind the KY & TN Subsidiary Guarantors as principal obligor or (b) preserve the obligations of the KY & TN Subsidiary Guarantors despite any modification of the principal obligations in a manner prejudicial to the KY & TN Subsidiary Guarantors without their consent or the illegality, invalidity or unenforceability of the principal obligations against the principal obligors for reasons other than their bankruptcy or incapacity.

4.            We express no opinion concerning any waiver of the right of subrogation contained in the Guarantees as well as certain other waivers contained therein that cannot be effectively waived under applicable law.  We express no opinion as to the effectiveness of any provisions in the Guarantees purporting to automatically reinstate any indebtedness that is subject to avoidance as a preference or fraudulent conveyance in any bankruptcy action.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Vanguard Natural Resources, LLC
January 18, 2012

Sincerely,
/s/ WYATT, TARRANT & COMBS, LLP